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                                                                     EXHIBIT 5.1



                                   Jones Day
                              901 Lakeside Avenue
                              Cleveland, OH 44114



                               December 10, 2003

International Steel Group Inc.
3250 Interstate Drive
Richfield, Ohio  44286


              Re: Public Offering of up to 18,975,000 Shares of Common Stock
                  $0.01 Par Value Per Share of International Steel Group Inc.
                  -----------------------------------------------------------

Ladies and Gentlemen:

         We are acting as counsel for International Steel Group Inc., a Delaware corporation (the "Company"), in connection with the initial public offering and sale of up to 18,975,000 shares of Common Stock, $0.01 par value per share, of the Company (the "Shares") pursuant to the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Company and Goldman, Sachs & Co. and UBS Warburg LLC, as Representatives of the several Underwriters to be named in Schedule I thereto.

         In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares are duly authorized and, when issued and delivered to the Underwriters pursuant to the terms of the Underwriting Agreement, against payment of the consideration therefor as provided therein, will be validly issued, fully paid, and nonassessable.

         Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. We express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement No. 33-107524 on Form S-1 (the "Registration Statement") filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the "Act") and to the reference

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December 10, 2003
Page 2


to us under the caption "Legal Matters" in the preliminary prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                         Very truly yours,




                                         /s/ Jones Day